EXHIBIT 5
                             WARSHAW BURSTEIN COHEN
                             SCHLESINGER & KUH, LLP
                                555 Fifth Avenue
                            New York, New York 10017
                            Telephone: (212) 984-7700
                            Facsimile: (212) 972-9150

                                                               December 29, 1998


Immunomedics, Inc.
300 American Road
Morris Plains, New Jersey 07950

Gentlemen and Ladies:

         You have requested our opinion, as counsel for Immunomedics, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission").

         The Registration Statement relates to the offering by the Selling Stockholder of up to 10,000,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable from time to time, upon conversion of shares of the Company's Series F Convertible Preferred Stock (the "Series F Stock").

         In the preparation of our opinion, we have examined (1) the Restated Certificate of Incorporation of the Company, as amended to date, (2) the By-Laws of the Company, in effect on the date hereof, (3) minutes of meetings of the Company's Board of Directors, as made available to us by executive officers of the Company, (4) a certificate from an executive officer of the Company, (5) the Registration Statement, and (6) the Securities Purchase Agreement, dated as of December 9, 1998 (the Agreement"), including the exhibits incorporated by reference therein. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

         Based upon such examination, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Agreement, and the Certificate of Designations, Preferences and Rights of the Series F Stock, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         Certain partners of our Firm beneficially own 1,200 shares of Common Stock.



                                                                Sincerely yours,



                                                          WARSHAW BURSTEIN COHEN
                                                          SCHLESINGER & KUH, LLP


MDS/HMC

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